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                                                                    EXHIBIT 10.5
                                 Confidential

-------------------------
   FRANKLIN 800 CORP.        733 LAKEFIELD ROAD. - WESTLAKE VILLAGE, CA 91361
a Division of FNet Corp.
-------------------------    805/373-8688;  FAX 805/373-7373
                                                                     Internet
hq@franklin800.net                                 http://www.franklin8OO.net


                                 CONFIDENTIAL

                             SUBSCRIBER AGREEMENT

This Subscriber Agreement "agreement", made and entered into this 2nd day of January, 1997, by and between FRANKLIN 800 CORP. a California Corporation. (hereinafter "Company", having principal offices at 733 Lakefield Road, Westlake Village CA 91361, and LASERVEND, INC. (hereinafter "Subscriber", a UTAH Corp., having principal offices at 1800 SOUTH STATE STREET, OREM, UTAH 84058.

WHEREAS, Company will cause a standard 800 or 888 toll free dial up number or numbers to be directed to a number or numbers defined by the subscriber for flat rate pricing based upon the number of accounts or customers utilizing the 800 or 888 number(s).

WHEREAS, Company will only direct the 800 or 888 number(s) to an existing dial up, data modem access telephone number terminating within the confines of the 50 United States of America.

WHEREAS, Subscriber warrants that they are the responsible party for, or have written authorization from the responsible party to allow the termination of the 800 or 888 number(s) to the Subscriber defined telephone number(s).

WHEREAS, Subscriber understands and agrees that this offer requires a minimum subscription block of 4,000 accounts per month.

1.   PRICING.
     Each block will be charged according to the following table: ("800 Number" Service).

     Subscriber is to have three (3) 800/888 numbers to be pointed at the telephone numbers of Subscribers choice which may change from time to time. FNet hereby agrees to cause these numbers to `point' to the numbers of Subscribers choice. Commencing on 1-15-97
                                                   -------

     These three numbers will cost Subscriber as follows:
      1st Block  4,000 accounts (Minimum)           $5.00 per account, per month
      2nd Block 4,000 accounts (8,000 cumulative) $4.50 per account, per month 3rd Block 4,000 accounts (12,000 cumulative) $4.00 per account, per month

The above monthly fee is payable in advance each month. In addition a set up fee of $1,500 is also due in advance. Rates are by the Block with each Block independently priced.

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                                 Confidential


2.   SCOPE

     Company agrees that this Agreement should not be construed to limit in any way the type and manner of business activities that Subscriber may choose to conduct on its own behalf Subscriber acknowledges that Company may choose at any time to engage in business activities that compete directly or indirectly with the business activities generally conducted by Subscriber, including the development and distribution of communications equipment computer programs and related support services and activities.

3.   DUTIES AND RESPONSIBILITIES OF SUBSCRIBER

     3.1 The Subscriber must pay for each month of service such that the funds are received on or before the due date, beginning with the date of this agreement. Company, at its sole discretion, may discontinue service if the amount due if not paid on time or the funds to honor payment instruments are not sound.

     3.2 The Subscriber shall permit and assist the Company to establish a direct, password protected, link to it's facilities which the 800 service is connected such that the Company can monitor, from time to time the number of customers using the 800 facility.

     3.3 In addition, the Subscriber shall permit and assist the Company or it's designee, to review, during regular business hours, all billing records which relate to the 800 service. It is Subscriber's responsibility to separate the billing records to facilitate the review by the Company.

     3.4 The Subscriber shall use best efforts to ensure "Normal Acceptable Use Policy" such that no "Nailed Up" users are permitted to continually abuse the service and the Subscriber will report all 800 services outages to Company ASAP.

     3.5 The Subscriber hereby verifies the telephone numbers furnished to Company are legally his to use and re-direct.


4.   DUTIES AND RESPONSIBILITIES OF COMPANY

     4.1 Company's sole responsibility is to cause to have up to three 800 numbers to be directed to the Subscribers telephone numbers.

     4.2 This Agreement is nonexclusive and shall not limit the right of the Company to conduct marketing for its own benefit or appoint or engage other persons to conduct marketing activities on behalf of the Company involving the same or other Products.

     4.3 A finder's fee of $1,000 for each NEW Subscriber Agreement found or procured by the Subscriber for the 800 service which the Company enters into will be paid to Subscriber.

     4.4 Also - the Products which the Company manufactures sold by the Subscriber will be bear a commission or discounts. The commission or discount rate will be that commission then being used by the Company.

     4.5 Reports and Payment. Within 10 days after the close of each month during the Term of this

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                                 Confidential

          Agreement, Subscriber shall provide Company with information concerning of the total number of customers that used or had access to the 800 facility during the preceding calendar month.

5.   TERM AND TERMINATION

     5.1 TERM. The term of this Agreement shall commence on the date hereof and shall continue thereafter, until terminated as provided herein. This agreement will be automatically renewed each year provided the Subscriber has paid the amounts due.

     5.2  TERMINATION. This is a 2 month contract.
          Either party may terminate this Agreement at any time by giving the other party at least 60 prior written days notice but not before 2 months.

     5.3 SURVIVAL. Upon termination of this Agreement, both Subscriber and Company shall be discharged from any and all remaining obligations arising in connection with this Agreement; provided, however, that, notwithstanding the termination of this Agreement, for whatever reason, Company and Subscriber shall remain liable for all obligations that have accrued.


6.   INDEMNIFICATION


     6.1 INDEMNIFICATION BY SUBSCRIBER. Subscriber shall defend, indemnify, and hold harmless Company and all personnel of Company from and against any and all damage, cost, liability, and expense whatsoever (including court costs and actual attorney fees) incurred by reason of
          (1) any failure by Subscriber to comply with any covenant or agreement set forth herein; (2) any claim brought by any customer of Subscriber as a result of or in connection with any other arrangement for the acquisition of Subscriber Products; or (3) any claim brought by any person or entity based on the condition, quality, or character of Subscriber Products or any promise, representation, or warranty given with respect to Subscriber Products.

     6.2 CONDITIONS OF INDEMNIFICATION. It shall be a condition of any such indemnification hereunder that the party seeking indemnification (1) give the indemnifying party prompt written notice of any claim, demand, or action for which such indemnification is sought; (2) allow the indemnifying party to control the defense and/or settlement of any such claim, demand, or action; and (3) cooperate fully with the indemnifying party with respect to the investigation, defense, or settlement of any such claim, demand, or action.


7.   MERCHANTABILITY.

     Warranty Disclaimer. Except as otherwise provide herein, Company makes no other warranties, express or implied, including the implied warranties of merchantability and fitness for a particular purpose.


8.   INDEPENDENT STATUS OF SUBSCRIBER.

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                                 Confidential

     This Agreement alone establishes the rights, duties, and obligations of Company and Subscriber with respect to the subject matter hereof. Company shall have no right, title, or interest, nor shall Company assert any such claim whatsoever, in any Subscriber Product, whether conceived or developed by Subscriber or Subscriber Personnel before, during, or after either the Term of this Agreement or the course of Agent's performance of any particular Assignment hereunder.

9.   TERMS HELD IN CONFIDENCE

     Subscriber and Company shall hold in confidence the terms of compensation and reimbursement set forth herein, and neither party hereto shall disclose such terms to any other person or entity without the prior written consent of the other.

10.  GOVERNING LAW

     This Agreement shall be governed by, and its terms and conditions shall be construed in accordance with, the laws of the State of CA.

11.  NO ASSIGNMENT

     Neither this Agreement, nor any right or that may arise hereunder, may be assigned, in whole or in part, voluntarily, involuntarily, or by operation of law, by either party hereto without the prior written consent of the other party, which consent may be granted only in writing by an authorized representative of such other party.

12.  NOTICES

     All notices or other communications required or permitted to be given hereunder shall be, as elected by the person giving such notice, (1) personally delivered or (2) transmitted by postage-prepaid registered mail to the parties as listed at the top of this agreement. Except as otherwise specified herein, all notices and other communications shall be deemed to have been given on (1) the date of receipt if delivered personally or (2) five days after posting if transmitted by mail. Any party hereto may change its address for purposes hereof by notice to the other party.

13.  MISCELLANEOUS

     13.1 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties and supersedes all prior agreements and understandings of the parties of any kind whatsoever and pertaining to any subject matter, whether written, oral, or otherwise, and may be altered or amended only in a writing signed by both parties.

     13.2 WAIVER. Except as otherwise expressly provided herein, no purported waiver by any party of any breach by the other party of its obligations, agreements, or covenants hereunder shall be effective unless made in a writing subscribed by the party sought to be bound thereby, and no failure to pursue or elect any remedy with respect to any default under or breach of any

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          provision of this Agreement shall be deemed to be a waiver of any subsequent similar or different default or breach.

     13.3 FORUM. Company and Subscriber hereby consent and agree that the courts of the State of California are the exclusive forum for litigation of any claim by Subscriber arising under this Agreement, and hereby irrevocably waive and relinquish any right to bring, or cause to be brought, any such action, or to have any such action brought, in any judicial or administrative forum outside of the State of California.

     13.4 LIMITATION OF LIABILITY. Company shall not be responsible for any damages arising from this agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


FRANKLIN 800 CORP.



/s/ Frank W. Peters                                      1/7/97
-------------------------------------       ------------------------------
Frank W. Peters, CEO                        Date


SUBSCRIBER


By:/s/ David J. Griffiths                                1-2-97
-------------------------------------       ------------------------------
                                             Date

Print Name David J. GRIFFITHS
           --------------------------


Title:   CEO/PRESIDENT
         ----------------------------
         Must be a Corporate Officer

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